UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 10, 2008


                               CNS RESPONSE, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-26285                   87-0419387
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)


                         2755 BRISTOL STREET, SUITE 285
                          COSTA MESA, CALIFORNIA 92626
                (Address of Principal Executive Offices/Zip Code)

                                 (714) 545-3288
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

APPOINTMENT OF BRAD LUCE AS VICE PRESIDENT, FINANCE

         On September 10, 2008, we appointed Brad Luce as Vice President, Finance and Controller, commencing immediately. During the period of his employment, Mr. Luce will receive a base salary of $135,000 per annum. Mr. Luce will also have the opportunity to receive bonus compensation, if and when approved by our Board of Directors. Mr. Luce's employment is on an "at-will" basis, and Mr. Luce may terminate his employment with us for any reason or for no reason. Similarly, we may terminate Mr. Luce's employment with or without cause.

MR. LUCE'S EXPERIENCE

         Mr. Luce, 47, brings over 21 years of financial experience,18 years of which were spent with large, well known public companies within the medical device industry. Prior to joining CNS Response, Mr. Luce served at Vice
President of Finance at ev3 Neurovascular/Micro Therapeutics, an $80+ million worldwide leader of medical devices for diagnosis and treatment of vascular disorders. From 1995 to 2005, Mr. Luce held a number of financial positions with VIASYS, a $500+ million global market leader in healthcare technology which was recently acquired by Cardinal Healthcare. In 2003, Mr. Luce was appointed to the position of Director of Finance, International Operations for VIASYS. While at VIASYS, Mr. Luce also held the position of Group Controller. From 1988 to 1995, Mr. Luce held a number of financial positions, including International Financial Planning Manager, with Beckman Coulter, a $2.7+ billion provider of instrument systems and complementary products. Mr.Luce began his career as an accountant with C.J. Segerstrom & Sons, a large real estate development company in Southern California. Mr. Luce earned an MBA from Pepperdine University and a BS in Business Finance/Management from Brigham Young University.

         Mr. Luce does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer. Additionally, prior to his appointment, Mr. Luce has not had any material interest, direct or indirect, in any transaction to which we were a party, or which is presently proposed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CNS Response, Inc.

Date:    September 15, 2008        By: /s/  Len Brandt
                                       -----------------------------------------
                                       Len Brandt
                                       Chief Executive Officer


                                       3